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Definitive Know-How & Products License Agreement

This Definitive Know-How & Products License Agreement ("Agreement"), dated as of August 12, 2024 (the "Effective Date"), is by and between InsureTEK, Inc. a Delaware corporation, with offices located at 1109 Woodland St., #60687 Nashville TN 37206 ("Licensor"), and Himalaya Technologies, Inc., a Wyoming corporation, and its subsidiaries, with offices located at 625 Stanwix St. #2504, Pittsburgh, PA 15222 ("Licensee") (collectively, the "Parties," or each, individually, a "Party").

WHEREAS, Licensor owns the entire right, title, and interest in and has the right to license to Licensee the Licensed Know-How.

WHEREAS, The Parties entered into a Non-Binding Letter of Intent (“Non-Binding LOI”) dated as of July 23, 2024 and now wish to enter into this Agreement which shall supersede and replace all provisions of the Non-Binding LOI.

WHEREAS, Licensee wishes to practice the Licensed Know-How & Products, and utilize

Licensor’s Intellectual Property (“IP”) in the field of use (“Field of Use”) in the region (“Territory”), specific vertical exclusive markets (“Exclusivity Use Case”), specific vertical non- exclusive markets (“Non-Exclusive Use Case”), and with assistance of the Support Services (“Support Services”) on the terms and conditions set out in this Agreement and Licensor is willing to grant to Licensee a license under this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms have the following meanings:

"Affiliate" of a Person means any other Person that, as of the Effective Date,

directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" for purposes of this Agreement means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "controlled by" and "under common control with" have correlative meanings.

"Agreement" has the meaning set forth in the preamble.

"Auditor" means an independent certified public accountant who reviews a company's financial statements. Auditors are responsible for ensuring that financial statements are accurate and comply with laws and regulations, such as generally accepted accounting principles (GAAP). They also verify the accuracy of financial records, ensure companies comply with tax norms, and protect businesses from fraud.

"Business Day" means a day other than a Saturday, Sunday, or other day on which commercial banks in Nashville, Tennessee are authorized or required by Law to be closed for business.

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"Change of Control" means with respect to a Person: (a) an acquisition,

reorganization, merger, or consolidation of such Person by or with any other Person in which the holders of the voting securities of such Person outstanding immediately before such transaction cease to beneficially own at least fifty percent (50%) of the combined voting power of the surviving entity, directly or indirectly, immediately after such transaction; (b) a transaction or series of related transactions in which any other Person, together with its Affiliates (if applicable), becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Person; or (c) the sale or other transfer to any other Person of all or substantially all of such Person's assets.

"Confidential Information" means all non-public, confidential, or proprietary information of Licensor or its Affiliates, whether in oral, written, electronic, or other form or media, whether or not such information is marked, designated, or otherwise identified as "confidential" and includes the terms and existence of this Agreement and any information that, due to the nature of its subject matter or circumstances surrounding its disclosure, would reasonably be understood to be confidential or proprietary, including, specifically: (a) the Licensed Know-How & Products; (b) Licensor's other unpatented inventions, ideas, methods, discoveries, know-how, trade secrets, unpublished patent applications, invention disclosures, invention summaries, and other confidential intellectual property; and (c) all notes, analyses, compilations, reports, forecasts, studies, samples, data, statistics, summaries, interpretations, and other materials prepared by or for Licensee or its Affiliates that contain, are based on, or otherwise reflect or are derived from any of the foregoing in whole or in part.

Confidential Information does not include information that Licensee can demonstrate by documentation: (d) was already known to Licensee or its Affiliates without restriction on use or disclosure prior to the receipt of such information directly or indirectly from or on behalf of Licensor; (e) was or is independently developed by Licensee or its Affiliates without reference to or use of any Confidential Information; (f) was or becomes generally known by the public other than by breach of this Agreement by, or other wrongful act of, Licensee or its Affiliates; or (g) was received by Licensee or its Affiliates from a third party who was not, at the time, under any obligation to Licensor or any other Person to maintain the confidentiality of such information.

"Effective Date" has the meaning set forth in the preamble.

"GAAP" means United States generally accepted accounting principles consistently applied.

"Governmental Authority" means any federal, state, national, supranational,

local, or other government, whether domestic or foreign, including any subdivision, department, agency, instrumentality, authority (including any regulatory authority), commission, board, or bureau thereof, or any court, tribunal, or arbitrator.

"Improvement" means any modification of or improvement or enhancement to any Licensed Product or Licensed Know-How.

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"Law" means any statute, law, ordinance, regulation, rule, code, order,

constitution, treaty, common law, judgment, decree, other requirement or rule of law of any federal, state, local, or foreign government or political subdivision thereof, or any arbitrator, court, or tribunal of competent jurisdiction.

"Licensed Know-How" means any and all technical information, trade secrets,

formulas, prototypes, specifications, directions, instructions, test protocols, procedures, results, studies, analyses, raw material sources, data, manufacturing data, formulation or production technology, conceptions, ideas, innovations, discoveries, inventions, processes, methods, materials, machines, devices, formulae, equipment, enhancements, modifications, technological developments, techniques, systems, tools, designs, drawings, plans, software, documentation, data, programs, and other knowledge, information, skills, and materials owned or controlled by Licensor, pertaining to the Licensed Patents necessary in the manufacture, sale, or use of the Licensed Products.

“Licensed Products” or “Products” means all products produced or sold by Licensor derived from the Licensed Know-How.

"Licensee" has the meaning set forth in the preamble.

"Licensor" has the meaning set forth in the preamble.

"Losses" means all losses, damages, liabilities, deficiencies, claims, actions,

judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder, and the cost of pursuing any insurance providers.

"Party" has the meaning set forth in the preamble.

"Person(s)" means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

"Representatives" means a Party's and its Affiliates' employees, officers,

directors, consultants, and legal advisors.

"Royalty" A royalty is a legally binding payment made to the Licensor by the Licensee for the ongoing use of Know-How & Products, their property, including copyrighted works, franchises, and resources.

"Subsidiary" of a Person means a corporation, partnership, limited liability company, or other business entity that is controlled by the Licensee, and "control" has the meaning given to it in the definition of "Affiliate."

"Term" has the meaning set forth in section 8.1, below

"Territory" means those countries identified in section 4.2, below.

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2.	Records.
2.1	Records. Licensee shall keep complete and accurate records of its sales, transfers, and other dispositions of Licensed Products necessary for the calculation of payments to be made to Licensor hereunder. Licensee shall maintain such records for the longer of: (a) the period of time required by applicable Law, or (b) three (3) years following expiration or termination of this Agreement. Records shall be provided to Licensor within five (5) Business Days of a request.
3.	Confidentiality.
3.1	Confidentiality Obligations. Each Party (the "Receiving Party") acknowledges that in connection with this Agreement it will gain access to Confidential Information of the other Party (the "Disclosing Party"). As a condition to being provided with Confidential Information, the Receiving Party shall:

(a)          not use the Disclosing Party's Confidential Information other than as strictly necessary to exercise its rights and perform its obligations under this Agreement; and

(b)          maintain the Disclosing Party's Confidential Information in strict confidence and not disclose the Disclosing Party's Confidential Information without the Disclosing Party's prior written consent, provided, however, the Receiving Party may disclose the Confidential Information to its Representatives who:

•	have a need to know the Confidential Information for purposes of the Receiving Party's performance, or exercise of its rights concerning the Confidential Information, under this Agreement;
•	have been apprised of this restriction; and
•	are themselves bound by written nondisclosure agreements at least as restrictive as those between the Parties, provided further that the Receiving Party will be responsible for ensuring its Representatives' compliance with, and will be liable for any breach by its Representatives.
3.2	The Receiving Party shall use reasonable care, at least as protective as the efforts it uses for its own confidential information, to safeguard the Disclosing Party's Confidential Information from use or disclosure other than as permitted hereby.

3.3	Exceptions. If the Receiving Party becomes legally compelled to disclose any Confidential Information, the Receiving Party shall:

(a)                provide prompt written notice to the Disclosing Party so that the Disclosing Party may seek a protective order or other appropriate remedy or waive its rights under Section 12; and

(b)                disclose only the portion of Confidential Information that it is legally required to furnish.

If a protective order or other remedy is not obtained, or the Disclosing Party waives compliance, the Receiving Party shall, at the Disclosing Party's expense, use reasonable efforts to obtain assurance that confidential treatment will be afforded the Confidential Information.

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4.	Terms of License.

4.1	Field of Use Licensee Field of Use is described as Loss Control as a Service (LCaaS) and related sustainability measures related to commercial, industrial, sports, entertainment, lodging, marine, and government buildings, and venues as more particularly described below.

4.2	Territory: The Territory in which the Licensee may represent, market, and service is those portions of the North America region described as the United States., Bermuda, Canada, Greenland, and St. Pierre and Miquelon ( the “Territory”).

4.3	Exclusive Use Case: The Licensee is granted exclusivity for the expressed interest in the specific vertical markets and strategic group or companies listed below, and customers that are all interconnected around those specific niche markets. This exclusivity for solicitation shall extend 24 months from the Effective Date. The exclusive markets, strategic groups, and companies or customers are:
i)	[***];
ii)	[***];
iii)	[***]; and
iv)	[***].
4.4	Non-Exclusive Use Case: The Licensee is granted use case on a non-Exclusive basis for the expressed interest in specific vertical markets and strategic groups of companies, and customers interconnected around specific niche markets. These companies are to be identified to the Licensor in a monthly report which will then be added to a master use case schedule to be maintained by Licensor to ensure coordination of a go-to-market strategy. The initial Identified Non-Exclusive Use Case companies are:

i)	[***];
ii)	[***];
iii)	[***];
iv)	[***];
v)	[***];
vi)	[***];
vii)	[***];
viii)	[***];
ix)	[***];
x)	[***].

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4.5	Support Services: Licensor shall provide Licensee access to Support Services as may from time to time be allowed by Support Services companies pursuant to agreements with Licensor to provide such Support Services, to the extent necessary to execute this Agreement and with any incremental cost paid by Licensee, as requested by the Licensee for the Term of this Agreement.

Current Support Services providers are:

i)	[***](installations);
ii)	[***] (surveys and sensor mapping);
iii)	[***] Architecture;

iv)            Sensor Suppliers to include, but not limited to, [***], [***] and [***] (pricing, product support, supply chain);

v)	[***] Wi-Fi, Monitoring, Cybersecurity, Reporting;
vi)	InsureTEK current staff, subject to employment contracts;

vi)            Introductions to InsureTEK Supply Chain contacts to ensure consistency in deployment between the Licensee and Licensor;

vii)          Risk Management services to warranty work and manage liability with the Licensor Warranty underwriting, and

i)	Case Studies.

 Licensor, in its absolute sole discretion, reserves the right at any time and without notice to modify any and all Support Services companies with which it conducts business and has agreements.

4.6	Consideration, Securities and Royalty Rate: In consideration of the License provided in this Agreement, the Licensee shall:
i)	Issue and convey to Licensor Restricted Stock of 10% of fully diluted shares outstanding of Himalaya Technologies, Inc. (in the form of 200,000 shares of Series B Preferred Stock convertible 1-1,000 into 200,000,000 HMLA common shares at the option of the holder). The shares vesting schedule of the Series B Preferred Stock is:
(a)	100,000 shares (5% of fully diluted shares) on the Effective Date;
(b)	50,000 shares (2.5% of fully diluted shares) six (6) months after the Effective Date; and
(c)	50,000 shares (2.5% of fully diluted shares) eighteen (18) months after the Effective Date.
ii)	Establish Stock Options at Cashless Exercise: one million (25,000,000) incentive Stock Options based on a Vesting Schedule of 3,125,000 Option Shares every 6-months during the term of the Agreement with terms to be determined by employee award.
iii)	Licensee shall pay Royalties to the Licensor in the amount of ten percent (10%) of Gross Revenue with gross revenue defined as the total revenue generated from each individual sales transaction without deducting any expenses, costs or losses by the Licensee in the Exclusive Use Case and Non-Exclusive Use Case markets or any other sale transaction by Licensee or its affiliates.

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4.7	Payment Terms and Royalty Statements. Licensee shall pay all Royalties, and any other sums payable under this Agreement for each Quarterly Period within 15 Business Days of the end of such Quarterly Period. Licensee shall make all payments in US dollars by wire transfer of immediately available funds to a bank account to be designated in writing by Licensor. On or before the due date for all payments to Licensor, Licensee shall provide Licensor with a statement ("Payment Statement") showing for the relevant Quarterly Period: (1) the type and amount of any deductions and offsets allocated with respect to such sale of Licensed Know-How & Products; (2) the calculation of Gross Revenue, including the applicable Royalty due; (3) such other particulars as are reasonably necessary for an accurate accounting of the payments due pursuant to this Agreement. If payments are not received by Licensor within fifteen (15) Business Days after becoming due, Licensee shall pay to Licensor interest on the overdue payment from the date such payment was due to the date of actual payment at a rate of 1% per month, or if lower, the maximum amount permitted under applicable Law.
4.8	Intellectual Property. Intellectual Property (“IP”) means any and all right, title and interest in and to any and all trade secrets, patents, copyrights, service marks, trademarks, know-how, trade names, rights in trade dress and packaging, moral rights, rights of privacy, publicity and similar rights of any type, including any applications, continuations or other registrations with respect to any of the foregoing, under the laws or regulations of any foreign or domestic governmental, regulatory or judicial authority. The Licensor provides the Licensee all rights to utilize the Licensor IP to ensure execution of this Agreement. Licensor does not transfer, assign or convey any ownership of IP to the Licensee.

5.	Representations and Warranties.

5.1	Mutual Representations and Warranties. Each Party represents and warrants to the other party that as of the Effective Date:

(a)          it is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization, or chartering;

(b)          it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

(c)          the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary action of the Party; and

(d)          when executed and delivered by such Party, this Agreement will constitute the legal, valid, and binding obligation of that Party, enforceable against that Party in accordance with its terms.

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5.2	Licensee Representation and Warranties. Licensee represents and warrants that it has not received any notice or threat of any claim, suit, action, or proceeding, and has no knowledge or reason to know of any information, that could: (a) invalidate or render unenforceable any claim of any Licensed Patent; (b) prove that the Licensed Products are not covered by any claim of any Licensed Patent; or (c) cause any claim of any Licensed Patent to fail to issue or be materially limited or restricted as compared with its currently pending scope.

5.3	Licensor Representations and Warranties. Licensor represents and warrants that, to Licensor's knowledge: (a) Licensor is the owner of the entire right, title, and interest in and to the Licensed Patents and Licensed Know-How; and (b) Licensor has not granted to any third party any licenses or other rights under the Licensed Patents and Licensed Know-How that are in conflict with the terms and conditions of this Agreement. For purposes of this Section 5.3, "Licensor's knowledge" means the good faith understanding of the facts and information in the possession of Licensor's officers as of the Effective Date, but without any duty to conduct any investigation with respect to such facts and information.

6.	Exclusion of Consequential and Other Indirect Damages. TO THE FULLEST

EXTENT PERMITTED BY LAW, LICENSOR WILL NOT BE LIABLE TO LICENSEE OR

ANY OTHER PERSON FOR ANY INJURY TO OR LOSS OF GOODWILL, REPUTATION,

BUSINESS, PRODUCTION, REVENUES, PROFITS, ANTICIPATED PROFITS, CONTRACTS,

OR OPPORTUNITIES (REGARDLESS OF HOW THESE ARE CLASSIFIED AS DAMAGES),

OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL,

PUNITIVE, OR ENHANCED DAMAGES WHETHER ARISING OUT OF BREACH OF

CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT

LIABILITY, OR OTHERWISE (INCLUDING THE ENTRY INTO, PERFORMANCE, OR

BREACH OF THIS AGREEMENT), REGARDLESS OF WHETHER SUCH LOSS OR

DAMAGE WAS FORESEEABLE OR THE PARTY AGAINST WHOM SUCH LIABILITY IS

CLAIMED HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

7.	Indemnification.

7.1        Licensee Indemnification. Licensee shall indemnify, defend, and hold harmless Licensor and its Affiliates, and each of Licensor's and its Affiliates' respective officers, directors, employees, agents, successors, and assigns against all Losses arising out of or resulting from any third party claim, suit, action, or other proceeding related to or arising out of or resulting from (a) Licensee's breach of any representation, warranty, covenant, or obligation under this Agreement, or (b) use by Licensee or its Sublicensee or any of the foregoing Persons' respective transferees of Licensed Patents or Licensed Know-How, or (c) any use, sale, transfer, or other disposition by Licensee or its Sublicensee or any of the foregoing Persons' respective transferees of Licensed Products or any other products made by use of Licensed Patents or Licensed Know-How (each an "Action").

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7.2        Licensor Indemnification. Licensor shall indemnify, defend, and hold harmless Licensee and its Affiliates, and each of Licensee's and its Affiliates' respective officers, directors, employees, agents, successors, and assigns against all Losses arising out of or resulting from any third party claim, suit, action, or other proceeding related to or arising out of or resulting from Licensor's breach of any representation, warranty, covenant, or obligation under this Agreement (each an "Action").

8.	Term and Termination.

8.1        Term. The term of this Agreement shall be for a period of four (4) years commencing on Effective Date and terminating at 11:59 PM on August 11, 2028, unless terminated earlier in accordance with Section 8.2 or 8.3, will continue in full force and effect as provided in this Agreement until the later of (a) expiration of the Agreement, or (b) termination as described in sections 8.2 or 8.3.

8.2        Termination for Cause or Good Reason. Licensor may terminate this Agreement immediately by giving written notice to Licensee if:

(a)                        Licensee fails to pay any amount due under this Agreement (other than failure to pay the Minimum Royalty) on the due date for payment and remains in default not less than forty-five (45) days after Licensor's written notice to make such payment;

(b)                       Licensee materially breaches this Agreement (other than through a failure to pay any amounts due under this Agreement) and, if such breach is curable, fails to cure such breach within thirty (30) days of Licensor's written notice of such breach;

(c)                        Licensee: (i) is dissolved or liquidated or takes any corporate action for such purpose; (ii) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due; (iii) files or has filed against it a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law; (iv) makes or seeks to make a general assignment for the benefit of creditors; or (v) applies for or has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business; or (vi) Licensee undergoes a Change of Control not approved by Licensor.

8.3        Termination Without Cause. Either party may terminate this Agreement without cause with 60 days’ written notice to terminate. Termination without cause will not affect Licensees’ provisions of this Agreement and will be maintained through the notice of Termination until the date of termination. The Licensee remains liable for all Royalties, fees, and expenses owed to the Licensor for products licensed or sold up to the date of termination .

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8.4        Effect of Termination.

(a)                        Within thirty (30) Business Days after termination or expiration of this Agreement,

Licensee shall: (i) submit a Payment Statement to Licensor, and any payments due Licensor will become immediately payable with submission of the final Payment Statement; and (ii) immediately cease all activities concerning, including all practice and use of, the Licensed Products & Know-How up to the date of termination. Within thirty (30) Business Days after termination or expiration: (A) return to Licensor all documents and tangible materials (and any copies) containing, reflecting, incorporating, or based on Licensor's Confidential Information; and (B) permanently erase such Confidential Information from its computer systems.

8.5        Survival. The rights and obligations of the Parties set forth in this Section 8 and Section 1

(Definitions), Section 3 (Confidentiality), Section 5 (Representations and Warranties), Section 7 (Indemnification), Section 8 (Term and Termination), and Section 9 (Miscellaneous) and any right, obligation, or required performance of the Parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, will survive any such termination or expiration.

9.	Miscellaneous.

9.1        Force Majeure. Licensor will not be in default by reason of any failure or delay in the performance of its obligations hereunder where such failure or delay is due to any circumstance or cause beyond its reasonable control, including strikes, labor disputes, civil disturbances, riot, rebellion, invasion, epidemic, hostilities, war, terrorist attack, embargo, natural disaster, acts of God, flood, fire, sabotage, fluctuations or non-availability of electrical power, heat, light, air conditioning.

9.2        Further Assurances. Each Party shall, and shall cause their respective Affiliates to, upon the reasonable request of the other party, promptly execute such documents and take such further actions as may be necessary to give full effect to the terms of this Agreement.

9.3        Independent Contractors. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement creates any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the parties, and neither Party has authority to contract for nor bind the other party in any manner whatsoever.

9.4        No Public Statements. Neither Party may issue or release any announcement,

statement, press release, or other publicity or marketing materials relating to this Agreement or, unless expressly permitted under this Agreement, otherwise use the other party's trademarks, service marks, trade names, logos, domain names, or other indicia of source, association, or sponsorship, in each case, without the prior written consent of the other party, which may not be unreasonably withheld or delayed.

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9.5        Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder (other than routine communications having no legal effect) must be in writing and sent to the respective Party at the addresses indicated below (or at such other address for a Party as may be specified in a notice given in accordance with this Section):

If to Licensor:

InsureTEK, Inc.

J. Basil Mattingly, Chairman

[***]

Nashville TN 37206

[***]@insuretek.com [***]@yahoo.com

If to Licensee:

Himalaya Technologies, Inc. and subsidiaries

Attn: Vikram Grover, Chairman

625 Stanwix St. #2504

Pittsburgh, PA 15222

[***]@himalayatechnologies.com
[***]@hotmail.com

Notices sent in accordance with this Section 9.5 will be deemed effective: (a)

when received, if delivered by hand (with written confirmation of receipt); (b) when received, if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email (with confirmation of transmission), if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

9.6        Interpretation. For purposes of this Agreement: (a) the words "include,"

"includes," and "including" will be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to the Addendum attached to this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

9.7        Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

9.8        Entire Agreement. This Agreement, together with the Addendum and any other documents incorporated herein by reference, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

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9.9        Assignment. Licensee shall not assign or otherwise transfer any of its rights,

or delegate or otherwise transfer any of its obligations or performance, under this Agreement, in each case whether voluntarily, involuntarily, by operation of law, or otherwise, without Licensor's prior written consent, which consent Licensor may not unreasonably withhold or delay. For purposes of the preceding sentence, and without limiting its generality, any merger, consolidation, or reorganization involving Licensee (regardless of whether Licensee is a surviving or disappearing entity) will be deemed to be a transfer of rights, obligations, or performance under this Agreement for which Licensor's prior written consent is required. No delegation or other transfer will relieve Licensee of any of its obligations or performance under this Agreement. Any purported assignment, delegation, or transfer in violation of this Section 9.9 is void. Licensor may freely assign or otherwise transfer all or any of its rights, or delegate or otherwise transfer all or any of its obligations or performance, under this Agreement without Licensee's consent. This Agreement is binding upon and inures to the benefit of the Parties and their respective permitted successors and assigns.

9.10    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.

9.11    Amendment; Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

9.12    Severability. If any term or provision of this Agreement is invalid, illegal,

or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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9.13    Governing Law; Submission to Jurisdiction.

(a)                   This Agreement and all related documents, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of Tennessee, United States of America, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Tennessee.

(b)                  Any action, suit, or other proceeding arising out of or related to this Agreement, the licenses granted hereunder, or the validity or enforceability or scope of any

Licensed Patent claim, or whether a Licensed Product infringes a Valid Claim, including any Licensed Patent Challenge, or Licensee's obligations concerning the Licensed Know-How must be instituted exclusively in the federal courts of the United States or the courts of the State of Tennessee in each case located in the city of Nashville and County of Davidson, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail to such Party's address set forth herein will be effective service of process for any action, suit, or other proceeding brought in any such court.

9.14    Waiver of Jury Trial. Each Party irrevocably and unconditionally waives any right it may have to a trial by jury for any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

9.15 Equitable Relief. Each Party acknowledges that a breach by the other Party of this Agreement may cause the non-breaching Party irreparable harm, for which an award of damages would not be adequate compensation and, in the event of such a breach or threatened breach, the non-breaching Party will be entitled to seek equitable relief, including in the form of a restraining order, orders for preliminary or permanent injunction, specific performance, and any other relief that may be available from any court, and the Parties hereby waive any requirement for the securing or posting of any bond or the showing of actual monetary damages in connection with such relief. These remedies are not exclusive but are in addition to all other remedies available under this Agreement at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

9.16 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission (to which a signed PDF copy is attached) will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LICENSOR:

InsureTEK, Inc.

By

Name: J. Basil Mattingly Title: Chairman

LICENSEE:

Himalaya Technologies, Inc.

By

Name: Vikram Grover

Title: President & CEO